Exhibit 10.23
CONTINUING REIMBURSEMENT AGREEMENT FOR
LETTERS OF CREDIT
Including U.S. Bank Global Trade WorksSM
This Continuing Reimbursement Agreement for Letters of Credit is made effective this 12th day of November, 2009 by and between U.S. BANK NATIONAL ASSOCIATION (“Bank”) and Arkansas Best Corporation (“Applicant”).
In consideration of the issuance by Bank or an affiliate of Bank (each such affiliated issuer, an “Other Issuer”) of one or more Credits, Applicant agrees that the following terms shall apply to each Application and each Credit issued by Bank or any Other Issuer (either or both referred to herein as “Bank”).
1. The Credit.
(a) From time to time, Applicant may request Bank to issue or to request one of its subsidiaries or affiliates to issue one or more letters of credit (each, a “Credit”) substantially in accordance with the terms of any application (each, an “Application”) submitted to Bank by Applicant. All Credits will be deemed irrevocable unless otherwise stated in an Application. Bank may either issue the Credit or request one of its affiliates to issue the Credit. Bank may sell, assign or participate all or any part of its rights and obligations under this Agreement, the Application and the Credit. Without limiting the foregoing, any Other Issuer may sell a participation in all or any part of its rights and obligations under this Agreement and the Credit to Bank.
(b) Bank hereby is authorized to set forth in the Credit the terms appearing in the Application, with such modifications as Bank in its discretion may determine are appropriate or necessary and are not materially different from such terms.
(c) All communications relating to the Credit will be sent at Applicant’s risk. Bank shall have no responsibility for any inaccuracy of translation, or any error or delay in transmission or delivery by mail, telecommunication or any other method outside of Bank’s reasonable control, including all communications made through a correspondent.
(d) Neither Bank nor its correspondents shall be in any way responsible for the performance of any beneficiary’s obligations to Applicant or for the form, sufficiency, accuracy, genuineness, authority of person signing, falsification or legal effect, of any documents required by the Credit if such documents appear in order on their face. Whether the documents conform to the terms of the Credit and whether any demand is timely and in proper form shall be independently determined by Bank in its sole discretion, which determination shall be final and binding on Applicant.
(e) Subject to Section 8(b), Bank may in its discretion honor Applicant’s request to increase the amount of the Credit, extend the time for making and honoring of demands under the Credit and otherwise modify the terms and conditions governing the Credit. In the event of any extension of the maturity or time for negotiation or presentation of the drafts or documents or any other modification of the terms or provisions of, or increase in the amount of, the Credit at the request or with the consent of Applicant, this Agreement shall be binding upon Applicant with regard to (i) the Credit as so increased or otherwise modified, (ii) drafts, documents and property covered thereby, (iii) any action taken by Bank or Bank’s correspondents in accordance with such extension, increase or other modification, and (iv) any draft paid by Bank or any of Bank’s correspondents which is dated on or before the expiration of any time limit expressed in the Credit, regardless of when drawn or presented for payment and when or whether negotiated, provided the required documents are presented prior to the expiration of the Credit.
(f) Applicant shall promptly review all information, documents and instruments delivered to Applicant from time to time by Bank, including any Credits upon issuance and any amendments and all related presentations and negotiations, and shall notify Bank within five banking days after receipt if Applicant claims that Bank has failed to comply with Applicant’s instructions or Bank’s obligations with respect to the Credit, has wrongfully honored or dishonored any presentation under the Credit or claims any other irregularity. If Applicant does not so notify Bank within such time period, Applicant shall be conclusively deemed to have waived and shall be precluded from asserting such claim(s).
2. Reimbursement Obligations. Applicant promises to pay Bank on demand at the address specified in the Application for Credit in the following amounts:
(a) The amount of each draft or other request for payment (hereinafter called a “draft”) drawn under the Credit (whether drawn before, on or, if in accordance with the law applicable to the Credit, after the expiration date stated in the Credit). For amounts payable in United States currency, Applicant agrees to reimburse Bank in United States currency. For amounts payable in other currencies, Applicant agrees to reimburse Bank an equivalent amount in United States currency at Bank’s then current selling rate for such foreign currencies or Applicant will reimburse Bank by sending the foreign currency amount due Bank by wire transfer to the account and location designated by Bank, or at Bank’s option, in any other currency, place, form and manner acceptable to Bank. Upon request, Applicant will pay Bank in advance, in United States currency, all sums necessary for Bank to pay all such drafts upon presentation whether payable in United States currency or otherwise. If the draft is a time draft, Applicant shall make payment without demand sufficiently in advance of its maturity to enable Bank to arrange for funds to reach the place of payment when due.
(b) All commissions, at the rate fixed by Bank, shall be payable from time to time at such intervals as Bank may require and shall be nonrefundable, whether or not the Credit is drawn upon, reduced in time or amount or otherwise modified. Applicant also agrees to pay all of Bank’s other standard fees and charges related to Credits.
(c) All taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature whatsoever paid or incurred by Bank in connection with this Agreement, the Credit or any related transactions, and any liability with respect thereto (including but not limited to interest, penalties and expenses).
(d) Interest on all amounts due under this Agreement from the applicable due date until paid will be variable at the per annum rate fixed from time to time by Bank. Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Interest accrued hereunder shall be due and payable on the first day of each calendar month.
(e) Without limiting Applicant’s obligations to any Other Issuer, but without duplication, Applicant promises to pay Bank on demand, at the Bank International Banking Office designated by Bank, an amount equal to all amounts which Bank pays or becomes obligated to pay to any Other Issuer with respect to the Credit, whether as a participant in the Credit or otherwise.
Continuing Reimbursement Agreement

(f) Notwithstanding any other provision of this Agreement, Applicant’s obligation to make any payment hereunder to any Other Issuer shall, to the extent of such payment, be satisfied by payment to Bank as set forth in this Agreement.
(g) Intentionally omitted.
3. Security and Insurance.
(a) .
(b) If at any time Bank requires collateral (or additional collateral), Applicant will, on demand, assign and deliver to Bank as security for any and all obligations of Applicant now or hereafter existing under this Agreement collateral of a type and value satisfactory to Bank or make such cash payment as Bank may require and execute and deliver to Bank such security agreements, pledge agreements, or other documents requested by Bank covering such collateral.
(c) Intentionally omitted.
(d) Intentionally omitted.
(e) Intentionally omitted.
4. Default and Remedies.
(a) Time is of the essence in this Agreement. The occurrence of any of the following shall be an Event of Default hereunder:
(i) Default in payment or performance of any of Applicant’s obligations hereunder or under any promissory note or other agreement between Bank and Applicant;
(ii) Default under any security documents securing Applicant’s obligations hereunder, whether executed by Applicant or any other person;
(iii) Levy or proceeding against any property of Applicant or any guarantor of Applicant’s obligations hereunder (“Guarantor”);
(iv) Death, dissolution, termination of existence, insolvency or business failure of, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, commencement of any proceeding under any bankruptcy or insolvency laws by or against, or entry of judgment against, Applicant or any Guarantor;
(v) Any warranty, representation or statement made or furnished to Bank by Applicant or any Guarantor proves to have been false in any material respect when made or furnished;
(vi) Any event which gives the holder of any debt obligation of Applicant or any Guarantor the right to accelerate its maturity, whether or not such right is exercised;
(vii) Any guaranty of Applicant’s obligations hereunder ceases to be, or is asserted by any person not to be, in full force and effect; or
(viii) Intentionally omitted.
(b) Upon the occurrence of any Event of Default and at any time thereafter, Bank at its option and in addition to all other rights of Bank under this Agreement, any related agreement and applicable law, may (i) without notice or demand declare the amount for which the Credit was issued and any other amounts owing hereunder immediately due and payable; and (ii) exercise any and all rights and remedies of a secured party under the Uniform Commercial Code and other applicable law.
5. Certain Warranties.
(a) Applicant warrants that the execution, delivery and performance of this Agreement are within its authority and are not in contravention of law, of any terms of any agreement, instrument, order or judgment to which Applicant is a party or by which it or its property may be bound or of any provision of its charter document or bylaws, and that it has obtained all necessary approvals and consents therefor.
(b) Applicant represents and warrants that any Credit, and transactions related thereto, shall be in compliance with any federal, state, local and foreign laws, regulations, treaties or customs applicable to Bank or Customer, including without limitation the regulations promulgated by Office of Foreign Assets Control (OFAC), and any other foreign or domestic legal restriction on doing business with certain individuals or countries.
(c) Applicant will procure promptly all necessary licenses for the export, import, shipping or warehousing of, or payment for property covered by the Credit and will comply with all foreign and U.S. laws, rules and regulations (including exchange control regulations) now or hereafter applicable to the transaction related to the Credit or applicable to the execution, delivery and performance by Applicant of this Agreement.
6. Changes to Laws and Regulations. If any adoption of or change in law or regulation, or in the interpretation or administration thereof by any official authority shall impose on Bank any tax, charge, fee, deduction or withholding of any kind whatsoever, or shall impose or modify any reserve requirements, standards regarding capital adequacy or any other conditions affecting this Agreement or the Credit, and the result of any of the foregoing shall be to increase the cost to Bank of issuing and maintaining the Credit, reduce the amount of any sum receivable by Bank hereunder or reduce the rate of return on Bank’s capital, then Applicant shall pay to Bank upon demand such additional amount or amounts as Bank may specify to be necessary to compensate Bank for such additional costs incurred or reduction suffered.
7. General Terms and Conditions.
(a) Each Application shall be subject to all terms and conditions of this Agreement. In addition, this Agreement shall apply to each Credit issued or confirmed by Bank at the request of Applicant, including, without limitation, all Credits (if any) previously opened and outstanding on the date hereof.
(b) Notwithstanding any other term hereof, Applicant understands and agrees that the Credit can be revoked or amended only with the consent of the beneficiary of the Credit, Bank or Other Issuer of the Credit and any confirming bank.
(c) If Applicant requests Bank to issue a Credit for the account of a third party, whether affiliated with Applicant or otherwise (the “Account Party”), the Account Party shall have no rights against Bank. Bank may deal with Applicant as if Applicant were the named Account Party.
(d) Applicant shall give Bank prior written notice of any change of name, address or place of business. Any notice of any nature by Applicant to Bank must be given at Bank’s office to which the application was submitted.
Continuing Reimbursement Agreement

(e) The singular includes the plural. If Applicant consists of more than one person, the obligations of Applicant hereunder are joint and several and are binding upon any marital community of which any Applicant is a member. This Agreement shall be binding on Applicant, its successors and assigns, and shall inure to the benefit of Bank or Bank’s successors, transferees and assigns. Notwithstanding the foregoing, Applicant may not assign its rights under this agreement without Bank’s prior written consent.
(f) Notwithstanding the title appearing on any Credit instrument, the rights and obligations of Bank and Applicant with respect to the Credit shall be as set forth herein.
(g) The Application and/or the Credit will set forth which rules or customs apply to the corresponding Credit. Such rules and customs may include, but are not limited to, the International Standby Practices, as published by the International Chamber of Commerce (“ISP”) or the Uniform Customs and Practice for Documentary Credits, as published by the International Chamber of Commerce (“UCP”). In any event, the rules or practices set forth in the Credit are incorporated herein and shall govern the Credit. This Agreement and the Credit shall be governed by the internal laws of the State in which the credit was issued and the United States of America (the “Governing Laws”), except to the extent such laws are inconsistent with the rules adopted in the Application as set forth above.
(h) When possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.
(i) Applicant hereby indemnifies and agrees to defend and hold harmless Bank, its officers, directors, agents, successors and assigns, from and against any and all liabilities, claims, demands, losses and expenses (including without limitation legal costs and attorney fees incurred in any appellate proceeding, proceeding under the bankruptcy code or receivership and post-judgment attorney fees incurred in enforcing any judgment), arising from or in connection with this Agreement, the Credit or any related transaction, except to the extent such claims arise from Bank’s gross negligence or willful misconduct.
(j) Any action, inaction or omission taken or suffered by Bank or by any of Bank’s correspondents under or in connection with the Credit or any relative drafts, documents or property, if in good faith and in conformity with foreign or United States laws, regulations or customs applicable thereto, shall be binding upon Applicant and shall not place Bank or any of Bank’s correspondents under any resulting liability to Applicant. Without limiting the generality of the foregoing, Bank and Bank’s correspondents may act in reliance upon any oral, telephonic, telegraphic, electronic or written request or notice believed in good faith to have been authorized by Applicant, whether or not in fact given or signed by an authorized person.
(k) Bank’s waiver of any right on any occasion or occasions shall not be construed as a bar or waiver of any other right or of such right on any other occasion. Applicant hereby waives and agrees not to assert any defense under any applicable statute of limitations, to the fullest extent permitted by law.
(l) Without notice to any Applicant and without affecting Bank’s rights or Applicant’s obligations, Bank may deal in any manner with any person who at any time is liable for, or provides any collateral for, any obligations of Applicant to Bank. Without limiting the foregoing, Bank may impair, release (with or without substitution of new collateral) and fail to perfect a security interest in, any collateral provided by any person; and sue, fail to sue, agree not to sue, release, and settle or compromise with, any person.
(m) Except as otherwise provided herein or in any Credit, all notices and other communications required or permitted to be given to any party hereto shall be in writing or an electronic medium that is retrievable in a perceivable form and shall be deemed given when delivered by hand, electronically, by overnight courier, or when deposited in the United States mail, postage prepaid, addressed as set forth in the Application.
(n) Whether or not litigation or arbitration is commenced, Applicant promises to pay all attorney fees and other costs and expenses incurred by Bank in collecting overdue amounts or construing or enforcing any provision of this Agreement or the Credit, including but not limited to reasonable attorney fees at trial, in any arbitration, appellate proceeding, proceeding under the bankruptcy code or receivership and post-judgment attorney fees incurred in enforcing any judgment.
(o) If the Credit is issued pursuant to a loan agreement or other separate agreement, the terms of such other agreement shall control in the event of a conflict between the terms of this Agreement and such other agreement.
(p) This Agreement is a continuing agreement and shall remain in effect until terminated, amended or replaced. This Agreement may be terminated by Applicant or Bank by giving notice of termination to the other and may be amended or replaced by a written agreement signed by Applicant and accepted by Bank; provided, however that no such termination, amendment or replacement shall alter or affect the undertaking of Applicant or Bank with respect to any Credit issued, or commitment to issue, prior to such termination, amendment or replacement.
(q) This Agreement, as supplemented by the laws, rules and customs incorporated herein by subpart (g) to this part, and as supplemented by the terms of the Application, if any, constitutes the entire understanding between Bank and Applicant with respect to the matters treated herein and specifically supersedes any prior or contemporaneous oral agreements.
(r) Nothing in this Agreement shall be construed as imposing any obligation on Bank to issue any Credit. Each Credit shall be issued by Bank in its sole discretion and at its sole option.
(s) Bank is authorized, but not obligated, to record electronically or otherwise any telephone and other oral communications between Bank and Applicant.
(t) All terms and conditions on the attached Schedule 1, and any replacement Schedule 1 are hereby incorporated herein. Applicant may change the provisions of Schedule 1 by executing and delivering a new Schedule 1 to Bank.
(u) In the event Applicant submits an Application or other instruction by facsimile transmission (each, a “Faxed Document”), Applicant agrees: (i) each Faxed Document shall be deemed to be an original document and shall be effective for all purposes as if it were an original; (ii) Applicant shall retain the original of any Faxed Document and shall deliver it to Bank upon request; (iii) if Applicant sends Bank a manually signed confirmation of a Faxed Document, Bank shall have no duty to compare it to the previously received Faxed Document nor shall it have any liability or duty to act should the contents of the written confirmation differ therefrom. Any manually signed confirmation of a Faxed Document must be conspicuously marked “Previously transmitted by facsimile”. Bank will not be liable for issuance of duplicate letters of credit or amendments thereto that result from Bank’s receipt of confirmations not so marked; (iv) Bank cannot effectively determine whether a particular facsimile request is valid. Therefore Applicant shall have sole responsibility for the security of using facsimile transmissions and for any authorized or unauthorized Faxed Document received by Bank, purportedly on behalf of Applicant.
Continuing Reimbursement Agreement

8. IMPORTANT NOTICE. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING PREPAYMENT OF A DEBT INCLUDING VERBAL PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE.
Applicant acknowledges receipt of a completed copy of this Agreement.
IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the day and year first above written.

APPLICANT:		BANK:

Arkansas Best Corporation		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Judy R. McReynolds	By:	/s/ Michael J. Reymann
	Name: Judy R. McReynolds		Name: Michael J. Reymann
	Title: SVP, CFO and Treasurer		Title: Senior Vice President
Continuing Reimbursement Agreement

SCHEDULE 1
AUTHORIZATION
CONTINUING REIMBURSEMENT AGREEMENT FOR
LETTERS OF CREDIT
The provisions of this Schedule 1 are hereby incorporated into and made a part of the Continuing Reimbursement Agreement for Letters of Credit (“Agreement”) executed by and between U.S. BANK NATIONAL ASSOCIATION, (“Bank”) and Arkansas Best Corporation (“Applicant”), dated November 12, 2009. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.
1. In addition to those authorized through U.S. Bank Global Trade Works or other electronic letter of credit application system offered by Bank, if applicable, any one of the persons whose name, title and signature appears below is authorized to give instructions to Bank and to execute and/or transmit Applications, requests for amendments, requests for extensions and other communications of any nature regarding any Credit issued by Bank for Applicant.

NAME	TITLE	SIGNATURE

Judy R. McReynolds	SVP, CFO and Treasurer	/s/ Judy R. McReynolds

Donald W. Pearson	Director — Cash Management	/s/ Donald W. Pearson

2. In addition to those authorized through U.S. Bank Global Trade Works or other electronic letter of credit application system offered by Bank, if applicable, the following persons are entitled to waive discrepancies contained in documents presented under a Credit. (Applicant understands that upon any such waiver, Applicant is obligated to reimburse Bank to the same extent as if the documents fully complied with the terms of the Credit.):

NAME	TITLE	TELEPHONE NUMBER

Donald W. Pearson	Director — Cash Management	(479) 785-6136

3. Intentionally omitted.
4. This Schedule 1 shall be effective upon receipt by Bank. Bank may rely on this Schedule I until it has been revoked in writing by Applicant and Bank has a reasonable opportunity to act on any such revocation.

APPLICANT:		BANK:

Arkansas Best Corporation		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Judy R. McReynolds	By:	/s/ Michael J. Reymann

	Name: Judy R. McReynolds		Name: Michael J. Reymann
	Title: SVP, CFO and Treasurer		Title: Senior Vice President
	Date: November 12, 2009		Date: November 20, 2009
Continuing Reimbursement Agreement